UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2016, Violin Memory, Inc. (“Violin”) received a notice from the New York Stock Exchange (“NYSE”) that Violin is not in compliance with a continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because, as of April 22, 2016, Violin’s average global market capitalization over a thirty trading-day period of approximately $44.8 million was below the NYSE requirement of $50 million and, as of January 31, 2016, Violin’s stockholders’ equity deficit of $54.9 million was below the NYSE’s requirement of $50 million.

Following Violin’s receipt of the notification, Violin has 45 days to submit a business plan to the NYSE that demonstrates compliance with the listing standard within 18 months of receipt of the notice. Within 45 days of its receipt of a plan, the NYSE’s Listings Operations Committee (the “Committee”) either will accept the plan, at which time Violin will be subject to quarterly monitoring for compliance with the plan, or the Committee will not accept the plan and Violin’s common stock will be subject to suspension of trading and delisting. Violin intends to submit a plan to comply with the listing standard to the NYSE within the 45-day period.

Violin’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to Violin’s compliance with the NYSE’s other applicable continued listing standards. Violin’s stock symbol “VMEM” has been assigned a “.BC” indicator by the NYSE to signify that Violin currently is not in compliance with the NYSE’s continued listing standards. The non-compliance notice does not conflict with or violate any of Violin’s credit or debt obligations.

Item 7.01 Regulation FD Disclosure.

As required under the NYSE’s rules, Violin issued a press release on May 2, 2016, announcing that it had received the non-compliance notice from the NYSE, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the press release, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title

99.1	Press release of Violin Memory, Inc., dated May 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: May 2, 2016	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release of Violin Memory, Inc., dated May 2, 2016